Exhibit 10.34

Limited Waiver

This Limited Waiver, dated as of February 14, 2024 (this “Waiver”), is entered into by and among BIODESIX, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto constituting Majority Lenders and PERCEPTIVE CREDIT HOLDINGS IV, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Recitals

WHEREAS, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent are parties to that certain Credit Agreement and Guaranty, dated as of November 16, 2022, as amended by that certain (i) First Amendment to Credit Agreement and Guaranty, dated as of May 10, 2023, and (ii) Second Amendment to Credit Agreement and Guaranty, dated as of August 4, 2023 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 8.01(b) of the Credit Agreement, the Obligors are required to furnish to the Administrative Agent, as soon as available and in any event within five (5) Business Days following each date Borrower is required to file its Form 10-K with the SEC, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statement of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for such fiscal year (collectively, the “Annual Financial Statements”), accompanied by, among other things, a report and opinion thereon of an independent certified public accountant of recognized national standing (such report and opinion, an “Audit Report”), which Audit Report shall not be subject to any “going concern” or like qualification or exception audit;

WHEREAS, the Obligors are required to attain a Minimum Net Revenue as agreed to in writing between the Borrower and the Administrative Agent as set forth in Section 8.15(b) of the Credit Agreement;

WHEREAS, the Obligors have advised the Administrative Agent that the Audit Report that will accompany the Annual Financial Statements of the Obligors for the fiscal year ended December 31, 2023 will be subject to a “going concern” or like qualification or exception audit (the “Audit Report Event of Default”);

WHEREAS, the Obligors have advised the Administrative Agent that they failed to attain the Minimum Net Revenue required as of December 31, 2023 (the “Minimum Net Revenue Event of Default” and, collectively, with the Audit Report Event of Default, the “Specified Events of Default”);

WHEREAS, the Borrower has requested that the Majority Lenders agree to waive the Specified Events of Default; and

WHEREAS, the Majority Lenders are willing to grant such waiver in accordance with and subject to the terms and conditions of this Waiver.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I DEFINITIONS

Section 1.1. Certain Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

ARTICLE II LIMITED WAIVER

Section 2.1. Upon satisfaction of the conditions set forth in Article IV hereof, pursuant to Section 13.04 of the Credit Agreement and subject to the terms and conditions hereof, the Majority Lenders hereby waive the Specified Events of Default. For the avoidance of doubt, this waiver is effective solely as a waiver of the Specified Events of Default and does not constitute a waiver of any other Default or Event of Default.

ARTICLE III Representations and Warranties

Section 3.1. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Waiver, the Borrower hereby represents and warrants as follows:

(a)
After giving effect to this Waiver, the representations and warranties of the Obligors contained in Article 7 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date hereof; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(b)
No Default or Event of Default has occurred and is continuing or shall occur and be continuing immediately after giving effect to this Waiver.

ARTICLE IV Effectiveness

Section 4.1. Effectiveness. This Waiver shall become effective as of the date set forth above on which this Waiver shall be executed by each party hereto.

ARTICLE V Miscellaneous

Section 5.1. Reference to and Effect on the Loan Documents.

(a)
This Waiver constitutes a Loan Document. On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Waiver.
(b)
Except as specifically set forth in this Waiver, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

Section 5.2. Headings. The headings in this Waiver are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Waiver.

Section 5.3. Governing Law. This Waiver, and all questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

Section 5.4. Counterparts. This Waiver may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Waiver. Delivery of an executed counterpart of this Waiver by facsimile, DocuSign, or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Waiver.

Section 5.5. Severability. If any term or other provision of this Waiver is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Waiver will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Waiver so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 5.6. Binding Effect. This Waiver will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Biodesix, Inc.

By:	/s/ ROBIN HARPER COWIE
Name:	Robin Harper Cowie
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS CONSTITUTING MAJORITY LENDERS:

PERCEPTIVE CREDIT HOLDINGS IV, LP,

By:	Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ SANDEEP DIXIT
Name:	Sandeep Dixit
Title:	Chief Credit Officer

By:	/s/ SAM CHAWLA
Name:	Sam Chawla
Title:	Portfolio Manager